Exhibit 10.65

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (herein called this “Third Amendment”) made effective as of September 2, 2010, by and between U.S. HOME SYSTEMS, INC., a Delaware corporation (“Borrower”), and THE FROST NATIONAL BANK, a national banking association (“Lender”).

WITNESSETH:

WHEREAS, Borrower and Lender have entered into that certain Second Amended and Restated Loan Agreement dated as of December 19, 2008 (as from time to time amended, modified or restated, the “Original Agreement”) for the purposes and consideration therein expressed, pursuant to which Lender became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower and Lender desire to amend the Original Agreement for the purposes expressed herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lender to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1

DEFINITIONS AND REFERENCES

1.1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

1.2 Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Third Amendment shall have the meanings assigned to them in this Section 1.2.

“Loan Agreement” means the Original Agreement as amended hereby.

“Third Amendment” means this Third Amendment to Second Amended and Restated Loan Agreement.

“Third Amendment Documents” means the Arbitration and Notice of Final Agreement executed by Borrower and Guarantor, a Revolving Promissory Note of even date herewith in the stated principal amount of $2,000,000, and all other documents, instruments and agreements executed in connection herewith,

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT	Page 1

ARTICLE 2

AMENDMENTS TO ORIGINAL AGREEMENT

2.1 Financial Covenants. Section 11 of the Original Agreement is hereby amended in its entirety to read as follows:

11. Financial Covenants. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will maintain the following financial covenants:

(a) Tangible Net Worth. Borrower will maintain, at all times, its Tangible Net Worth at not less than $13,500,000.

(b) Debt to Adjusted Tangible Net Worth Ratio. Borrower will maintain, at the end of each fiscal quarter, a ratio of (a) total liabilities minus Subordinated Debt to (b) Tangible Net Worth of not greater than 1.25 to 1.0.

(c) Debt Service Coverage Ratio. Borrower will maintain, as of the end of each fiscal quarter, a ratio of (a) EBITDA for the twelve (12) month period ending with such fiscal quarter, to (b) interest expense and current maturities of long-term debt for such 12 month period, of not less than 1.50 to 1.0; provided, however, for the calculation of such ratio to be made as of September 30, 2010, the foregoing amounts shall be determined on a nine (9) month basis. “EBITDA” means, for any period, net income for such period, plus the following to the extent reflected as an expense in the determination of net income: (a) interest expense, (b) tax expense, and (c) depreciation and amortization of tangible and intangible assets of the Borrower.

(d) Quick Ratio. Borrower will maintain, a ratio of (a) Borrower’s unencumbered cash, cash equivalents, marketable securities and accounts receivable net of reserves, to (b) current liabilities of not less than 1.0 to 1.0. For purposes of this ratio, current maturities of the Term Note shall be excluded from current liabilities.

As used herein, the term “Tangible Net Worth” means, as of any date, the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of Borrower and its subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of Borrower and its subsidiaries, minus all intangible assets, plus Subordinated Debt. As used herein, the term “Subordinated Debt” means any indebtedness owing by Borrower or the Guarantor which has been subordinated by written agreement to all indebtedness now or hereafter owing by Borrower or the Guarantor to Lender, such agreement to be in form and substance acceptable to Lender. Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to generally accepted accounting principles, consistently applied.

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2.2 Negative Covenants. Effective as of the date hereof, Section 10(i) of the Original Agreement is hereby amended in its entirety to read as follows:

(i) Redemptions; Transfer of Assets. Declare or make any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Borrower’s or the Guarantor’s capital stock other than the Permitted Repurchases, or make any other distribution, sale, transfer or lease of any of Borrower’s or the Guarantor’s assets other than in the ordinary course of business, unless any such amounts are directly utilized for the payment of principal or interest on indebtedness and obligations owing from time to time by Borrower to Lender. As used herein, the term “Permitted Repurchases” means the repurchase by Borrower of its capital stock from time to time so long as the aggregate amount of such repurchases after August 19, 2010 does not exceed $500,000.00.

ARTICLE 3

CONDITIONS OF EFFECTIVENESS

3.1 Effective Date. This Third Amendment shall become effective as of the date first written above, when and only when Lender shall have received, at Lender’s office, in form and substance satisfactory to Lender, this Third Amendment duly executed and delivered by Borrower, the attached Consent and Agreement duly executed and delivered by Guarantor, and the Third Amendment Documents.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Borrower. In order to induce Lender to enter into this Third Amendment, Borrower represents and warrants to Lender that:

(a) The representations and warranties contained in the Original Agreement, as amended by this Third Amendment, are true and correct at and as of the time of the effectiveness hereof.

(b) Borrower is duly authorized to execute and deliver this Third Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Loan Agreement. Borrower has duly taken all action necessary to authorize the execution and delivery of this Third Amendment and to authorize the performance of the obligations of Borrower hereunder.

(c) The execution and delivery by Borrower of this Third Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Third Amendment or to consummate the transactions contemplated hereby.

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(d) When duly executed and delivered, each of this Third Amendment and the Loan Agreement will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.

ARTICLE 5

MISCELLANEOUS

5.1 Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects, The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lender under the Loan Agreement, the Note, or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement, the Note or any other Loan Document.

5.2 Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Third Amendment and the performance hereof, including without limitation the making or granting of the Loan and shall further survive until the Loan is paid in full.

5.3 Loan Documents. This Third Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

5.4 Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

5.5 Counterparts. This Third Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

THIS THIRD AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN TUE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF TUE PARTIES.

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IN WITNESS WHEREOF, this Third Amendment is executed as of the date first written above.

U.S. HOME SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Robert A. DeFronzo
Name: Robert A. DeFronzo
Title: Secretary, Treasurer and CFO

THE FROST NATIONAL BANK

By:	/s/ Martha Martin
Name: Martha Martin
Title: Senior Vice President

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CONSENT AND AGREEMENT

The undersigned hereby consents to the provisions of this Third Amendment and the transactions contemplated herein, and hereby ratifies and confirms the Second Amended and Restated Guaranty Agreement dated as of December 19, 2008, made by it for the benefit of Lender, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

U.S. REMODELERS, INC.,
a Delaware corporation

By:	/s/ Robert A. DeFronzo
Name: Robert A. DeFronzo
Title: Secretary, Treasurer and CFO

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